Exhibit 3.1
AMENDED AND RESTATED BYLAWS OF ARQ, INC.
ARTICLE I OFFICES
Section 1.1 Offices. Arq, Inc. (hereinafter called the “Corporation”) may have offices at such places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require. The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time and together with any certificate of designations relating to any series of preferred stock in effect from time to time, the “Certificate of Incorporation”).
ARTICLE II MEETINGS OF THE STOCKHOLDERS
Section 2.1 Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as is designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.
Section 2.2 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as are determined by the Board of Directors and stated in the notice of the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
Section 2.3 Advance Notice of Stockholder Nominations and Other Proposals of Business.
(a)Definitions.
“Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date these Bylaws are adopted.
“Close of Business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Public Disclosure” or “Publicly Disclosed” means a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
“Qualified Representative,” for purposes of these Amended and Restated Bylaws (as the same may be amended and/or restated from time to time, the “Bylaws”), means a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five (5) business days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(b)Timely Notice. At an annual meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as having been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any authorized committee thereof, (ii) brought before the meeting by or at the direction of the Board of Directors or any authorized committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.03 and who is a stockholder of record of the Corporation at the time such notice of meeting is given. In addition, any proposed business must be a proper subject for stockholder action. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a 8 under the Exchange Act).
For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) above, the stockholder or stockholders of record intending to propose the nomination or other business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.03 in writing to the secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation in the case of an annual meeting of the stockholders, not later than the Close of Business on the one hundred twentieth (120th) calendar day and not earlier than the Close of Business on the one hundred fiftieth (150th) calendar day prior to the one-year anniversary of the previous year’s annual meeting of stockholders; provided, however, that if no annual meeting was held or deemed to have been held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date on which the previous year’s annual meeting was held, notice by the stockholder to be timely must be so received not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such annual meeting or ten (10) calendar days following the date of Public Disclosure of the date of such meeting. In no event shall an adjournment, recess or postponement of an annual meeting commence a new notice time period (or extend any notice time period) for the giving of a Proposing Stockholder’s notice as described above. A Proposing Stockholder’s notice given in accordance with this Section 2.03 must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies, and a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2.03(b); provided that, in the event a stockholder’s notice includes one or more substitute nominees, such stockholder must provide timely notice of such substitute nominee(s) in accordance with the provisions of this Section 2.03 (including, without limitation, satisfaction of all applicable informational requirements set forth therein). For the avoidance of doubt, the number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
Notwithstanding the foregoing, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no Public Disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ten (10) calendar days prior to the last day a stockholder may deliver a notice in accordance with the preceding provisions of this paragraph, then a stockholder’s notice shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the secretary of the Corporation not later than the tenth (10th) calendar day following the day on which such Public Disclosure is first made by the Corporation.
(c)Additional Requirements for Notices of Stockholder Nominations or Other Proposals of Business. In addition to complying with the provisions of Section 2.03(b) above, a Proposing Stockholder’s notice to the secretary of the Corporation nominating any person or persons for election to the Board of Directors or proposing any other business shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residential address of each nominee proposed in such notice, (B) the principal occupation or employment of each such nominee, (C) the number of shares of capital stock of the Corporation that are owned of record and beneficially by each such nominee (if any), (D) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (E) a written statement, not to exceed five hundred (500) words, in support of such person, (F) the information required to be submitted regarding nominees pursuant to Section 2.03(d) below, including, within the time period specified in Section 2.03(d), all fully completed and signed questionnaires provided by the Corporation (which will be provided by the Corporation within ten (10) calendar days following a request therefor by a stockholder seeking to nominate nominees); (ii) as to any other business that the stockholder proposes to bring before the meeting: (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws or the Certificate of Incorporation, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the nomination or proposal is made; and (iii) as to the Proposing Stockholder: (A) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made or other proposal of business is being submitted, (B) the class and number of shares of the Corporation that are owned (beneficially and of record) by the Proposing Stockholder (and by the beneficial owner, if any, on whose behalf the nomination is being made or other proposal of business is being submitted), as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first Publicly Disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination or other proposal of business between or among the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination is being made, and any of their Affiliates or Associates, and any other person, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first Publicly Disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares and regardless of whether the agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Corporation) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination is being made or a proposal of other business is being submitted, or any of their Affiliates or Associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or maintain, increase or decrease the voting power of the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination is being made or a proposal of other business is being submitted, or any of their Affiliates or Associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first Publicly Disclosed, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or via a Qualified Representative at the meeting to nominate the person or persons specified in the notice or propose other business, (F) a representation whether or not the Proposing Stockholder, or the beneficial owner, if any, on whose behalf the nomination is being made or other proposal of business is being submitted, or any of their Affiliates or Associates, will, or will be part of a group that will (1) engage in a solicitation with respect to a nomination or proposal of business and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, and the name of each participant in such solicitation; (2) (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Rule 14a-16(a) or Rule 14a-16(n) of the Exchange Act, a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal, or (y) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Rule 14a-16(a) or Rule 14a-16(n) of the Exchange Act, a proxy statement and form of proxy to holders of at least 67% of the voting power of the Corporation’s capital stock entitled to vote generally in the election of directors; and/or (3) otherwise solicit proxies with respect to one or more nominees or proposals of other business (in each case, specifically identifying each participant in the solicitation and the means by which the participants intend to solicit proxies or votes), (G) a representation that promptly after soliciting the holders of the Corporation’s stock referred to in the representation required under clause (c)(iii)(F) of this Section 2.03, and in any event no later than the tenth (10th) calendar day before such meeting of stockholders, such stockholder or beneficial owner will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock, and (H) a description of any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner, if any, or any Associate or Affiliate of such person, is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or based on any agreement, arrangement or understanding under clause (c)(iii)(D) of this Section 2.03 and a representation that the stockholder will notify the Corporation in writing of any performance-related fees in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first Publicly Disclosed.
(d) Submission of Additional Information Regarding Director Nominees. As to each person whom a stockholder proposes to nominate for election or re-election as a director of the Corporation pursuant to Section 2.03, in addition to information included in Section 2.03(c) above, the Proposing Stockholder must also deliver to the secretary of the Corporation at the principal executive offices of the Corporation the following information: (i) a written representation and agreement, which shall be signed by the person proposed to be nominated and pursuant to which such person shall represent and agree that such person: (A) consents to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected, and currently intends to serve as a director for the full term for which such person is standing for election, (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question, except as disclosed in such representation and agreement; or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee, except as disclosed in such representation and agreement, and (D) if elected as a director, will comply with all of the Corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be provided within ten (10) calendar days following a request therefor); (ii) a fully completed and signed questionnaire in the same form required of the Corporation’s director nominees (a “Questionnaire”) (which form will be provided within ten (10) days following a request therefor); and (iii) a representation that each person whom a Proposing Stockholder proposes to nominate for election or re-election as a director of the Corporation pursuant to Section 2.03 will provide to the Corporation such other information as the Corporation may reasonably request, including such information reasonably necessary for the Corporation to determine whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, or relevant to a determination whether such person can be considered an independent director. If a Proposing Stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Section 2.03, all written and signed representations and agreements and all fully completed and signed Questionnaires described in this Section 2.03(d) shall be provided to the Corporation at the same time as such notice, and the additional information described in this Section 2.03(d) shall be provided to the Corporation promptly upon request by the Corporation, but in any event within ten (10) calendar days after such request (or by the day prior to the day of the annual meeting, if earlier). All information provided pursuant to this Section 2.03Section 2.03(d) shall be deemed part of the Proposing Stockholder’s notice submitted pursuant to Section 2.03.
(e) Certain Additional Requirements. Notwithstanding anything in this Section 2.03 to the contrary, if any information or communication submitted pursuant to this Section 2.03 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 2.03. Upon written request of the secretary of the Corporation, the Proposing Stockholder giving notice of an intent to nominate a candidate for election or propose other business shall provide, within ten (10) calendar days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, satisfactory in the reasonable discretion of the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If such stockholder fails to provide such written verification or affirmation within such time period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.03. The obligation to update and supplement as set forth in this Section 2.03 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a Proposing Stockholder who has previously submitted notice hereunder or under any other provision of these Bylaws to amend or update any nomination or other business proposal or to submit any new nomination or other business proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.
(f) Rule 14a-8 Proposals. This Section 2.03 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act, and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.
(g) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as has properly been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (x) by or at the direction of the Board of Directors or any authorized committee thereof (or, in the case of a stockholder-requested special meeting, by any stockholder of the Corporation pursuant to, and in compliance with, Section 2.04 hereof) or (y)

provided that the Board of Directors has determined that directors shall be elected at such meeting by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.03 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who delivers notice to the secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the one hundred twentieth (120th) calendar day prior to the special meeting and not later than the Close of Business on the later of the ninetieth (90th) calendar day prior to the date of the special meeting or the tenth (10th) day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such notice of a stockholder shall include the same information, representations, questionnaires, certifications and agreements that would be required if the stockholder were to make a nomination in connection with an annual meeting of stockholders pursuant to Section 2.03(c), including information required pursuant to Section 2.03(d) above, and such stockholder shall be obligated to provide the same supplemental or additional information in connection with a special meeting of stockholders as required pursuant to Section 2.03(c) in connection with an annual meeting of stockholders. For the avoidance of doubt, the number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new notice time period (or extend any notice time period) for the giving of the stockholder’s notice as described above.
(h) Effect of Noncompliance. Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 or Section 2.04 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.03. Notwithstanding any other provision of these Bylaws, a stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and their Affiliates and Associates) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03 and Section 2.04, as applicable; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.03 or Section 2.04. Without limiting any remedy available to the Corporation, a stockholder may not present nominations for director or business at a meeting of stockholders (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that votes and proxies in respect of such vote may have been received by the Corporation, if such stockholder, any beneficial owner (as applicable) or any nominee for director (as applicable) or any of their Affiliates and Associates, where applicable, acted contrary to any representation, certification or agreement required by this Article II, otherwise failed to comply with this Article II (or with any law, rule or regulation identified in this Article II) or provided false or misleading information to the Corporation (in each case, as determined by the chair of the meeting, the Board of Directors (or any authorized committee thereof) or any other person designated by the Board of Directors). If the stockholder (or a Qualified Representative of the stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that votes and proxies in respect of such business or nominations may have been received by the Corporation. The chair of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and/or complied with the requirements of Rule 14a-19 under the Exchange Act, and, if any proposed nomination or business is not in compliance with these Bylaws and/or with the requirements of Rule 14a-19 under the Exchange Act, except as otherwise required by law, the chair of the meeting shall declare that such defective proposal or nomination shall be disregarded, notwithstanding that votes and proxies in respect of such vote may have been received by the Corporation.
(i) White Proxy Card. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.
Section 2.4 Special Meetings.
(a) Procedures. Special meetings of stockholders for any purpose or purposes may be called only pursuant to a resolution approved by the Board of Directors or by the secretary of the Corporation at the request of one or more persons who, in the aggregate, own (as defined below) shares entitled to cast not less than twenty percent (20%) of the votes at the meeting at the time a special meeting request is delivered to the secretary of the Corporation, and such meeting shall be held at such place, if any, on such date, and at such time as the Board of Directors shall fix. The record date for the special meeting shall be fixed by the Board of Directors as set forth in Section 2.13 below. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), special meetings of the stockholders of the Corporation may not be called by any other person or persons. Any such request for a special meeting shall be in writing, setting forth the name and address of each person submitting the special meeting request (as they appear on the Corporation’s books, if applicable), bearing the date of signature of each such person (or duly authorized agent) submitting the special meeting request, specifying the business (including the identity of nominees for election as a director, if any) proposed to be transacted or acted on at the meeting, providing documentary evidence that the requesting persons own the requisite percent as of the time the request is delivered (provided, however, that if the requesting persons are not the beneficial owners of the shares representing the requisite percent, then to be valid, the special meeting request must also include documentary evidence of the number of shares owned (as defined below) by the beneficial owners on whose behalf the special meeting request is made at the time the request is delivered) and including the same information, representations, certifications and agreements that would be required if the stockholder were to propose such business in connection with an annual meeting of stockholders pursuant to Section 2.03 with respect to any director nominations or other business proposed to be presented at the special meeting, and as to each person requesting the meeting and each other person (including any beneficial owner) on whose behalf the person is acting, other than persons who have provided such request solely in response to any form of public solicitation for such requests. Such request shall be delivered personally or sent by certified or registered mail, return receipt requested, to the secretary of the Corporation. Such stockholder shall be obligated to provide the same supplemental or additional information in connection with such special meeting as required pursuant to Section 2.03 in connection with an annual meeting of stockholders. In addition, the requesting person and each other person (including any beneficial owner) on whose behalf the person is acting, shall provide such other information as the Corporation may reasonably request within ten (10) business days of such a request. After receiving a special meeting request, the Board of Directors shall determine in good faith whether the persons requesting the special meeting have satisfied the requirements for calling a special meeting of stockholders, and the Corporation shall notify the requesting person of the Board’s determination about whether the special meeting request is valid, which determination shall be conclusive and binding on the Corporation and all stockholders, in each case to the fullest extent permitted by law. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) calendar days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the secretary shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of 0Section 2.06 of these Bylaws. The only business that may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting. Nothing contained in this Section 2.04 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.
(b)Revocation and Failure to Appear. Any person who submitted a special meeting request may revoke its written request by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the stockholder-requested special meeting. A special meeting request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the persons submitting the special meeting request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own (as defined below) at least the requisite percent at all times between the date the special meeting request is received by the Corporation and the date of the applicable stockholder-requested special meeting, and the requesting person shall promptly notify the Secretary of any decrease in ownership of shares of stock of the Corporation that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from the requisite percentage, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting. Business transacted at a stockholder-requested special meeting shall be limited to: (i) the business stated in the valid special meeting request received from the requisite percent; and (ii) any additional business that the Board of Directors determines to include in the Corporation’s notice of meeting. If none of the persons who submitted the special meeting request (or their Qualified Representatives, as defined in Section 2.03 above) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the special meeting request, the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that votes and proxies in respect of such vote may have been received by the Corporation. The Board of

Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled pursuant to this Section 2.04.
(c)Limitations. A special meeting request shall not be valid, and the Corporation shall not call a special meeting if: (i) the special meeting request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law; (ii) the special meeting request is delivered during the period commencing ninety (90) days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of stockholders; or (iii) the special meeting request does not comply with the requirements of this Section 2.04.
(d) Definitions. For purposes of satisfying the requisite ownership percentage under this Section 2.04: (i) a person is deemed to “own” only those outstanding shares of stock of the Corporation as to which such person possesses both: (A) the full voting and investment rights pertaining to the shares, and (B) the full economic interest in (including the opportunity for profit and risk of loss on) the shares, except that the number of shares calculated in accordance with the foregoing clauses (A) and (B) shall not include any shares: (1) sold by such person in any transaction that has not been settled or closed; (2) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell; or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Corporation, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares; and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. For purposes of the foregoing clauses (1)-(3), the term “person” includes its affiliates; and (ii) a person “owns” shares held in the name of a nominee or other intermediary so long as such person retains both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in the shares. The person’s ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.
Section 2.5 Adjournments. Any meeting of the stockholders, annual or special, whether or not a quorum is present, may be adjourned or recessed by the chair of the meeting, for any or no reason from time to time, subject to any rules and regulations adopted by the Board of Directors. Any such meeting may be adjourned for any or no reason (and may be recessed if a quorum is not present or represented) from time to time by the holders of a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon. At the adjourned or recessed meeting, the Corporation may transact any business that may have been transacted at the original meeting.
Section 2.6 Notice of Meetings. Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before such meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law and shall be given in the manner required by the rules of the Securities and Exchange Commission to the extent the Corporation is subject to the Securities and Exchange Commission’s proxy rules. Notice of any meeting need not be given to any stockholder who, either before or after the meeting, submits a waiver of notice or attends such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with this Section 2.06; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.13, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 2.7 List of Stockholders. The Corporation shall prepare, no later than the tenth (10th) day before every meeting of stockholders, a complete list of the stockholders entitled to vote at any such meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder. Nothing in this Section 2.07 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for ten (10) days ending on the day before the meeting date, at the principal place of business of the Corporation, or on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.
Section 2.8 Quorum. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, at each meeting of the stockholders, the holders of one-third of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum; provided, that where a separate vote by a class or series or classes or series of stock is required, the presence in person or by proxy of stockholders holding one-third of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote thereon shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, and the chair of the meeting, shall each have the power to adjourn the meeting from time to time, in the manner provided in Section 2.05, until a quorum is present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that may have been transacted at the meeting originally called.
Section 2.9 Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it deems appropriate. At every meeting of stockholders, if the Board of Directors has not appointed a different chair for the meeting, the chief executive officer or, in his or her absence or inability to act, the secretary or, in his or her absence or inability to act, the person whom the chief executive officer appoints, shall act as chair of, and preside at, the meeting. The secretary or, in his or her absence or inability to act, the person whom the chair of the meeting appoints secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the stockholders has the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or qualified representatives (including rules around who qualifies as such) or such other persons as the chair of the meeting determines; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by participants; and (g) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. The chair of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.03 of these Bylaws), and if such chair should so declare, such nomination shall be disregarded or such other business shall not be transacted.
Section 2.10 Voting; Proxies. Unless otherwise required by the Certificate of Incorporation, at any meeting of stockholders at which directors are to be elected, directors shall be elected by a plurality of the votes cast. Unless otherwise required by law, the Certificate of Incorporation or the rules of any stock exchange on which the Corporation’s securities are listed, all other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by a majority of the votes cast affirmatively or negatively. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.
Section 2.11 Inspectors at Meetings of Stockholders. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any postponement or adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder determines otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

Section 2.12 Consent of Stockholders Without a Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents setting forth the action to be so taken are signed by all of the holders of outstanding stock entitled to vote with respect to the subject matter thereof and delivered to the Corporation in accordance with the Delaware General Corporation Law.
Section 2.13 Fixing the Record Date.
(a)In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned or postponed meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned or postponed meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote herewith at the adjourned or postponed meeting.
(b)In order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action without a meeting: (i) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with the Delaware General Corporation Law and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
ARTICLE III BOARD OF DIRECTORS
Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.
Section 3.2 Number; Term of Office. The Board of Directors shall consist of no less than one (1) or more than fifteen (15) members, the number thereof to be determined from time to time by resolution of the Board of Directors. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal. The Board of Directors, in its discretion, may elect a chair (who must be a director) and one or more vice chairmen (who must be directors).
Section 3.3 Newly Created Directorships and Vacancies. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors may be filled by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum. A director so elected shall hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal. If the votes cast opposing the election of an incumbent director nominee in an uncontested election of a director exceed the votes cast favoring such election at a meeting of the Corporation’s stockholders, the majority of the disinterested independent members of the Board of Directors may (a) request such director nominee to immediately tender his or her resignation as a director of the Corporation, (b) reduce the size of the Board of Directors upon the occurrence of the resulting vacancy and (c) take any other action regarding the resulting vacancy as such independent directors deem necessary or appropriate.
Section 3.4 Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified.
Section 3.5 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places, if any, as may be determined from time to time by the Board of Directors or its chair.
Section 3.6 Special Meetings. Special meetings of the Board of Directors may be called, and may be held at such times and at such places, if any, as may be determined, by the chair or the chief executive officer (if separate) or a majority of the directors then in office on at least twenty-four (24) hours’ notice to each director given by one of the means specified in Section 3.09 hereof other than by mail or on at least three (3) calendar days’ notice if given by mail. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.
Section 3.7 Meetings by Means of Remote Communication. Board of Directors or Board of Directors committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 3.07 shall constitute presence in person at such meeting.
Section 3.8Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least twenty-four (24) hours’ notice of any adjourned or postponed meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment or postponement, if such notice shall be given by one of the means specified in Section 3.09 hereof other than by mail, or at least three (3) calendar days’ notice if by mail. Any business may be transacted at an adjourned meeting that could have been transacted at the meeting as originally called.

Section 3.9 Notices. Subject to Section 3.06 and Section 3.10 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation or these bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, email or by other means of electronic transmission.
Section 3.10 Waiver of Notice. Whenever the giving of any notice to directors is required by applicable law, the Certificate of Incorporation or these bylaws, a waiver thereof, given by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.
Section 3.11 Organization. At each meeting of the Board of Directors, the chair or, in his or her absence, another director selected by the Board of Directors shall preside. The secretary or a person designated by the secretary shall act as secretary at each meeting of the Board of Directors. If the secretary is absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.
Section 3.12 Quorum of Directors. The presence of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships) shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.13 Action by Majority Vote. Except as otherwise expressly required by these bylaws, the Certificate of Incorporation or by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be an act of the Board of Directors.
Section 3.14 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission. Following such action, the writings or electronic transmissions shall be filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.
Section 3.15 Committees of the Board of Directors. The Board of Directors may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee is absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then-authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be an act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.
ARTICLE IV OFFICERS
Section 4.1 Positions and Election. The officers of the Corporation shall be elected by the Board of Directors and shall include a chief executive officer and a secretary. The Board of Directors, in its discretion, may also elect one (1) or more vice presidents, a treasurer, assistant treasurers, assistant secretaries and other officers. Any individual may be elected to, and may hold, more than one office of the Corporation and any office may be left vacant at the discretion of the Board of Directors.
Section 4.2 Term. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of

Directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the chief executive officer or the secretary. Any such resignation shall take effect at the time specified therein or, if the time when it becomes effective is not specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation is not necessary to make it effective. If any vacancy occurs among the officers, the Board of Directors shall, if required by law, or may appoint a person to fill the position for the unexpired portion of the term or leave the office vacant.
Section 4.3 The Chief Executive Officer. The chief executive officer shall have general supervision over the business of the Corporation and other duties incident to the office of chief executive officer, and any other duties as may from time to time be assigned to the chief executive officer by the Board of Directors and subject to the control of the Board of Directors in each case. Unless otherwise directed by the Board of Directors, the chief executive officer or any officer of the Corporation authorized by the chief executive officer, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of security holders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity.
Section 4.4 Vice Presidents. Each vice president shall have such powers and perform such duties as may be assigned to him or her from time to time by the chair of the Board of Directors or the chief executive officer.
Section 4.5 The Secretary. The secretary, or a person appointed by the secretary, chief executive officer or Board of Directors, shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer. The secretary shall keep in safe custody the seal of the Corporation and shall see that it is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is necessary or proper, and when so affixed may attest the same.
Section 4.6 The Treasurer. The treasurer shall have custody of the corporate funds and securities, except as otherwise provided by the Board of Directors, and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.
Section 4.7 Additional Matters. The Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President,

Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.
Section 4.8 Duties of Officers May Be Delegated. In the case of absence of any officer, or for any other reason that the Board of Directors may deem sufficient, the chief executive officer or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer, director or person.
ARTICLE V STOCK CERTIFICATES AND THEIR TRANSFER
Section 5.1 Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates unless the Board of Directors provides by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by any two (2) authorized officers of the Corporation, including the chief executive officer and secretary. Any or all such signatures may be electronic signatures. Although any officer, transfer agent or registrar whose manual or electronic signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.
Section 5.2 Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation, by such person’s attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares may be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it has been entered in the stock records of the Corporation by an entry showing from and to whom such stock was transferred. To the extent designated by the chief executive officer or any vice president or the treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.
Section 5.3 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one (1) or more transfer agents and one or more registrars.
Section 5.4 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.
ARTICLE VI GENERAL PROVISIONS
Section 6.1 Seal. The seal of the Corporation, if any, shall be in such form as is approved by the Board of Directors. The seal may be used by causing it or an electronic reproduction thereof to be impressed, affixed, reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.
Section 6.2 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
Section 6.3 Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.
Section 6.4 Dividends. Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by applicable law or the Certificate of Incorporation.
Section 6.5 Conflict with Applicable Law or Certificate of Incorporation. These bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.
ARTICLE VII INDEMNIFICATION
Section 7.1 Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 7.03, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 7.2 Power to Indemnify in Actions, Suit or Proceedings by or in the Right of the Corporation. Subject to Section 7.03, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 7.3 Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.01 or Section 7.02, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
Section 7.4 Good Faith Defined. For purposes of any determination under Section 7.03, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 7.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 7.01 or Section 7.02, as the case may be.
Section 7.5 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 7.03, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification (following the final disposition of such action, suit or proceeding) to the extent otherwise permissible under Section 7.01 or Section 7.02 or for advancement of expenses to the extent otherwise permissible under Section 7.06. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.01 or Section 7.02, as the case may be. Neither a contrary determination in the specific case under Section 7.03 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification or advancement of expenses pursuant to this Section 7.05 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification or advancement of expenses shall also be entitled to be paid the expense of prosecuting such application to the fullest extent permitted by applicable law.
Section 7.6 Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall, to the fullest extent not prohibited by applicable law, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
Section 7.7Nonexclusively of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 7.01 and Section 7.02 shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in

Section 7.01 or Section 7.02 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.
Section 7.8Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.
Section 7.9Certain Definitions. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII. The term “‘officer’ of the Corporation” as used in this Article VII means an officer as defined by Section 102(b)(7) of the Delaware General Corporation Law and/or a person who is appointed as an officer by the Board of Directors.
Section 7.10 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 7.11 Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification and to advancement of expenses (which shall be governed by Section 7.05), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.
Section 7.12 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.
Section 7.13 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any director or officer who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such director or officer may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.
Section 7.14 Amendment or Repeal. Any right to indemnification or to advancement of expenses of any director or officer arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these bylaws after the occurrence of the act or omission that is the subject of the action, suit or proceeding for which indemnification or advancement of expenses is sought.
ARTICLE VIII AMENDMENTS
These bylaws may be amended, altered, changed, adopted and repealed or new bylaws adopted by the Board of Directors. The stockholders may make additional bylaws and may alter and repeal any bylaws whether such bylaws were originally adopted by them or otherwise only to the extent required or permitted by the Certificate of Incorporation.